SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

_______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in November 2008, Dr. Emil Kakkis resigned as Chief Medical Officer of BioMarin Pharmaceutical Inc. (the “Company”) in February 2009 but has continued as a full-time employee of the Company. On May 28, 2009, the Company and Dr. Kakkis agreed to severance arrangements relating to Dr. Kakkis’ retirement from the Company by entering into a Severance Agreement and Release of All Claims (the “Severance Agreement”). The Severance Agreement provides that Dr. Kakkis’ employment will terminate on June 30, 2009 and that he will receive severance pay in the amount of four hundred seventy-two thousand five hundred dollars ($472,500). As consideration for this severance payment, Dr. Kakkis will release the Company from any and all claims that he may have concerning his employment with the Company. The Company also entered into a nine-month Consulting Agreement with Dr. Kakkis effective July 1, 2009 (the “Consulting Agreement”). The Consulting Agreement provides that Dr. Kakkis will provide up to an average of ten hours per week of consulting services to the Company. During the term of the Consulting Agreement, the Company will pay Dr. Kakkis a consulting fee of forty thousand dollars ($40,000) per three-month period for an aggregate fee of one hundred twenty-thousand dollars ($120,000). In addition, on July 1, 2009, the Company will grant Dr. Kakkis options for the purchase of fifty thousand (50,000) shares of the Company’s common stock pursuant to the Company’s 2006 Equity Incentive Compensation Plan. Such options will have an exercise price equal to the fair market value of the Company’s common stock on the grant date and shall vest on the termination date of the Consulting Agreement.

The foregoing description of the Severance Agreement and the Consulting Agreement does not purport to be a complete description and is qualified in its entirety to the full text of the Severance Agreement and Consulting Agreement that are attached hereto as Exhibits 10.1 and 10.2 of this Current Report, and are incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1     Severance Agreement with Dr. Emil Kakkis dated May 28, 2009.

10.2     Consulting Agreement with Dr. Emil Kakkis dated July 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: June 3, 2009	By:	/s/ G. Eric Davis
G. Eric Davis Vice President, General Counsel